Exhibit 5.1


             Law Offices
Ballard Spahr Andrews & Ingersoll, LLP
    1225  17th Street, Suite 2300                               Philadelphia, Pa
     Denver, Colorado 80202-5596                                   Baltimore, MD
            (303) 292-2400                                            Camden, NJ
         FAX:  (303) 296-3956                                 Salt Lake City, UT
       LAWYERS@BALLARDSPAHR.COM                                   Washington, DC



                                  June 14, 2004


NAVIDEC, Inc.
Fiddler's Green Center
6399 S. Fiddler's Green Circle, Suite 300
Greenwood Village, Colorado   80111

     Re: Registration Statement on Form S-8


Gentlemen and Ladies:

     We have acted as counsel for NAVIDEC, Inc. (the "Company") in connection with the preparation of the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission relating to 3,000,000 shares of the Company's no par value common stock (the "Common Stock") to be offered by the Company pursuant to its Stock Option Plan. As such counsel, we have examined and relied upon such records, documents, certificates and other instruments and have made such other investigation as we deemed appropriate as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth.

     Based upon the foregoing, we are of the opinion that the shares of the Common Stock being offered by the Company when sold in accordance with the Registration Statement on Form S-8 will be validly issued and outstanding, fully paid and nonassessable.

     We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States of America and the law of the State of Colorado. We consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.

                                      Very truly yours,


                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                      ------------------------------------------
                                          Ballard Spahr Andrews & Ingersoll, LLP